UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2018

Carolina Trust BancShares, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-55683	81-2019652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina	28092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 735-1104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 2, 2018, Carolina Trust BancShares, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were three proposals submitted to shareholders at the Annual Meeting.  In the case of Proposal 1, all of the Board of Directors’ nominees were approved and elected to serve on the Company’s Board of Directors.  Each of Proposals 2 and 3 were approved by shareholders by the requisite number of votes.  Proposal 2 was an advisory vote on executive compensation, and Proposal 3 was the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.

The proposals below are described in greater detail in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on March 29, 2018.

The voting results were as follows:

Proposal 1: Proposal to elect seven members of the Board of Directors to serve until the following year’s annual meeting of shareholders.

Directors Elected	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Ralph N. Strayhorn III	1,984,443	429,989	0	1,356,060
Jim R. Watson	2,011,125	403,307	0	1,356,060
Johnathan L. Rhyne, Jr.	2,007,671	406,761	0	1,356,060
Frederick P. Spach, Jr.	1,935,041	479,391	0	1,356,060
Bryan Elliott Beal	2,014,257	400,175	0	1,356,060
Scott C. Davis	2,014,257	400,175	0	1,356,060
Jerry L. Ocheltree	2,012,063	402,369	0	1,356,060

Proposal 2: Advisory vote on executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,973,927	427,714	12,791	1,356,060

Proposal 3: Ratification of the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for the year ending December 31, 2018.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,677,109	48,630	44,753	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolina Trust BancShares, Inc.

Date: May 4, 2018	By:	/s/ Edwin E. Laws
Edwin E. Laws
EVP and Chief Financial Officer